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                                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of SIFE Trust Fund, a California Trust (the "California Trust") and a Trustee of SIFE Trust Fund, a Delaware business trust (the "Delaware Trust") (collectively, as the context may require, the "Trust Funds"), does hereby make, constitute and appoint each of BRUCE W. WOODS and ROBERT LINDERMAN, as his true and lawful attorney, for him, and in his name, place and stead to sign any and all documents or other instruments that he, in his exclusive discretion, may deem necessary or appropriate in connection with (i) the registration of the Trust Funds' securities on any filing, or post-effective amendment to any filing, submitted to the Securities and Exchange Commission or any state securities agency or authority, and (ii) the reorganization of the California Trust's place and form of business, into the Delaware Trust, giving and granting to such attorney power and authority to do and perform all and every act and thing whatsoever, requisite, necessary and proper to be done to carry into effect the performance by the Trust Funds of their obligations and responsibilities under the Agreement and Plan of Reorganization, as fully to all intents and purposes as he might do, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this ____ day of April, 1997.


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                          [insert name of Director/Trustee]